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                                                                    EXHIBIT 10.1

                                AMENDMENT ONE TO

                              EMPLOYMENT AGREEMENT


         THIS AMENDMENT ONE TO EMPLOYMENT AGREEMENT ("Amendment") is made as of the 30th day of January, 2001 by and between Information Resources, Inc., a Delaware corporation (the "Company"), and Joseph P. Durrett ("Executive").

                              W I T N E S S E T H:

         WHEREAS, the Company and Executive have entered into an Employment Agreement, dated as of April 30, 1999 (the "Employment Agreement"), pursuant to which the Company employs the Executive as President and Chief Executive Officer of the Company;

         WHEREAS, as part of the Employment Agreement, Executive was entitled to receive 300,000 options under the terms of the 1992 Executive Stock Option Plan (the "Executive Option Plan") to purchase shares of the Company's common stock at an exercise price of $12.00 per share during 2000 on or before May 20, 2000;

         WHEREAS, because the Company determined that it did not have an adequate number of stock options available under the Executive Option Plan during 2000 to provide Executive with the full grant of 300,000 stock options in accordance with the terms of the Employment Agreement, Executive agreed to accept only 225,000 stock options in 2000 with an exercise price of $12.00;

         WHEREAS, in consideration for Executive's agreement to accept only 225,000 stock options in 2000, the Compensation Committee of the Board of Directors of the Company determined that the balance of 75,000 stock options should be granted to Executive on January 30, 2001 at an exercise price of $4.2813, the fair market value of the Company's stock on that date.

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Company and Executive, the parties agree as follows:


         1.0 Effective as of January 30, 2001, Section 4(a)(iii) of the Employment Agreement shall be deleted in its entirety and the following shall be inserted in its place:

                           "(iii) In the event that Executive is employed by the Company on the first anniversary of the Effective Date, and subject to stockholder approval of additional Stock Options available for issuance under the Option Plan, if necessary, then, on any business day selected by the Company during calendar year 2000 up to and including May 20, 2000, the Company shall grant to Executive 225,000 Stock Options, at the exercise price of $12.00 per share, which, subject to the


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         provisions of subsections (b), (c) and (d) of this Section 4.0, shall vest and become exercisable in three equal annual installments of 75,000 shares on each of May 20, 2001, May 20, 2002 and May 20, 2003.

                           (iv) In the event that Executive is employed by the Company on the first anniversary of the Effective Date, and subject to stockholder approval of additional Stock Options available for issuance under the Option Plan, if necessary, then, on January 30, 2001, the Company shall grant to Executive 75,000 Stock Options, at the exercise price of $4.2813 per share, which, subject to the provisions of subsections (b), (c) and (d) of this Section 4.0, shall vest and become exercisable in two equal annual installments of 37,500 shares on each of January 30, 2002 and January 30, 2003."

         2.0 Except as expressly modified herein, the terms and conditions of the Employment Agreement shall remain in full force and effect.


         IN WITNESS WHEREOF, the Company and Executive have caused this Amendment One to Employment Agreement to be duly executed as of the date first written above.

                                                     INFORMATION RESOURCES, INC.



ATTEST:                                              By: /s/ Andrew G. Balbirer
                                                        ------------------------
                                                        Andrew G. Balbirer
/s/ Monica M. Weed                                      Chief Financial Officer
------------------------
Monica M. Weed
Secretary
                                                     /s/ Joseph P. Durrett
                                                     ---------------------------
                                                     Joseph P. Durrett





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